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EXHIBIT 10.03

SECOND AMENDMENT TO
KEEP-WELL AGREEMENT

     Dated as of June 15, 2001,
effective as of May 29, 2001

(amending the Keep-Well Agreement
dated as of
February 26, 1998)

by

LONDON CLUBS INTERNATIONAL, PLC,
THE TRUST UNDER ARTICLE SIXTH UNDER
THE WILL OF SIGMUND SOMMER
ALADDIN BAZAAR HOLDINGS, LLC
and
ALADDIN HOLDINGS, LLC
as the Sponsors,

and

THE BANK OF NOVA SCOTIA,
as the Administrative Agent for various financial institutions as the Lenders

SECOND AMENDMENT TO KEEP-WELL AGREEMENT

    THIS SECOND AMENDMENT TO KEEP-WELL AGREEMENT (this "Second Amendment to Keep-Well Agreement") dated as of June 15, 2001, effective as of May 29, 2001, by and among LONDON CLUBS INTERNATIONAL, PLC, a company registered in England and Wales under company number 2862479 ("LCI"), THE TRUST UNDER ARTICLE SIXTH UNDER THE WILL OF SIGMUND SOMMER (the "Trust"), ALADDIN BAZAAR HOLDINGS, LLC, a Nevada limited-liability company ("ABH") and ALADDIN HOLDINGS, LLC, a Delaware limited liability company ("AHL"; AHL, ABH, the Trust and LCI are individually called a "Sponsor" and collectively called the "Sponsors") and THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") for the various financial institutions as are or may become parties hereto (individually, a "Lender" and collectively, the "Lenders").

    In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

W I T N E S S E T H:

    WHEREAS, pursuant to a Credit Agreement, dated as of February 26, 1998 (together with that certain First Amendment to Credit Agreement dated as of January 29, 1999, that certain Second Amendment to Credit Agreement dated as of April 5, 1999, effective as of March 10, 1999, that certain Third Amendment to Credit Agreement dated as of June 2, 2000, that certain Fourth Amendment to Credit Agreement dated as of July 27, 2000, that certain Fifth Amendment to Credit Agreement dated as of December 29, 2000, that certain Sixth Amendment to Credit Agreement dated as of March 30, 2001 and that certain Seventh Amendment to Credit Agreement (the "Seventh Amendment to Credit Agreement") of even date herewith and all other amendments and other modifications from time to time hereafter made thereto, the "Credit Agreement"), among Aladdin Gaming, LLC, a Nevada limited-liability company (the "Borrower"), the Lenders and the Administrative Agent, Merrill Lynch Capital Corporation, as the syndication agent, and CIBC Oppenheimer Corp., as the documentation agent, the Lenders have extended Commitments to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower; and

    WHEREAS, the Borrower has requested the Lenders to enter into the Seventh Amendment to Credit Agreement; and

    WHEREAS, LCI, ABH, and AHL executed and delivered a Keep-Well Agreement (the "Keep-Well Agreement") in favor of the Lenders and the Administrative Agent dated as of February 26, 1998 pursuant to which LCI, ABH and AHL agreed, inter alia, to perform the obligations set forth in the Keep-Well Agreement and certain subsidiaries of LCI (the "Subsidiary Guarantors") have agreed to guarantee fully and unconditionally the payment of LCI's obligations under the Keep-Well Agreement pursuant to a guaranty agreement dated February 26, 1998 (the "LCI Subsidiary Guaranty"); and

    WHEREAS, the Trust executed and delivered a Joinder Agreement and Consent (the "Joinder Agreement") in favor of the Lenders and the Administrative Agent dated as of July 27, 2000 pursuant to which the Trust agreed to become a Sponsor under the Keep-Well Agreement; and

    WHEREAS, the Sponsors entered into that certain First Amendment to Keep-Well Agreement (the "First Amendment to Keep-Well Agreement") dated as of March 30, 2001; and

    WHEREAS, the Sponsors have requested the Lenders to enter into certain additional amendments to the Keep-Well Agreement; and

    WHEREAS, the Sponsors have duly authorized the execution, delivery and performance of this Second Amendment to Keep-Well Agreement and the Subsidiary Guarantors have duly authorized the execution, delivery and performance of a ratification, reaffirmation and consent agreement (the "Ratification of LCI Subsidiary Guaranty") with respect to the Subsidiary Guaranty, an executed counterpart of which is annexed hereto (the LCI Subsidiary Guaranty, together with the Ratification of LCI Subsidiary Guaranty and all other amendments and other modifications from time to time hereafter made thereto, the "Subsidiary Guaranty"); and

    WHEREAS, it is in the best interests of the Sponsors to execute this Second Amendment to Keep-Well Agreement and the Subsidiary Guarantors to execute the Ratification of LCI Subsidiary Guaranty inasmuch as the Sponsors and the Subsidiary Guarantors have and will continue to derive substantial direct and indirect benefits from the Loans (as such term is defined in the Credit Agreement; each capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement) made to the Borrower by the Lenders pursuant to the Credit Agreement; and

    WHEREAS, each of the parties hereto is willing, on the terms and subject to the conditions hereinafter set forth, to so amend the Keep-Well Agreement upon the terms and conditions set forth below.

    NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

AMENDMENTS

    SECTION 1.1  Amendments.  The parties hereto hereby agree that from and after the Effective Date (as defined in Section 3.1) the following amendments shall be made to the Keep-Well Agreement, as amended by the First Amendment to Credit Agreement:

      (a) The definition of "Keep-Well Termination Date" set forth in Section 1 of the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, shall be deleted in its entirety and the following definition of "Keep-Well Termination Date" shall be substituted in its place:

    " 'Keep-Well Termination Date' shall mean the earliest of (i) the day on which full and indefeasible payment of the Obligations of the Borrower under the Credit Agreement has been made to reduce the Commitments of the Lenders thereunder to $145,000,000 or less, (ii) the last day of the period of six consecutive fiscal quarters from and after the Conversion Date during which the Borrower shall have satisfied each of the financial covenants set forth in the Credit Agreement (without giving effect to the Seventh Amendment to Credit Agreement or to any other amendment of the Credit Agreement which became effective prior to the date of the Seventh Amendment to Credit Agreement or to any payments to or investments by the Sponsors in or for the benefit of the Borrower), (iii) the date on which both of the following shall have been satisfied: (a) construction of the Aladdin Hotel and Casino and renovation of the Theater has been completed in accordance with all terms of the Credit Agreement and (b) the Commitments and the aggregate outstanding principal amount of the Obligations under the Credit Agreement shall have been reduced to an amount not in excess of the amount specified for such date on Schedule 1 hereto, (iv) the date on which the Sponsors shall have made full payment of the Accelerated Payment Amount described under Section 4 below or (v) in the case of LCI only, the date on which it shall have made full payment of the Accelerated Payment Amount described under Section 13 below."

      (b) The following sentences shall be added after the second sentence of Section 2 of the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement:

    "Notwithstanding the foregoing, with respect only to the Fiscal Quarter ending March 31, 2001, the amount of the Cash Equity Contributions for such Fiscal Quarter (the 'FQ2 Cash Equity Contributions') shall equal all Debt Service (including, without limitation, Debt Service payments due on or about June 29, 2001 and August 1, 2001) and such other amounts reasonably required by the Board of Managers of the Borrower to perform in all material respects its covenants in the first four sentences of Section 7.1.3 of the Credit Agreement (without giving effect to any grace, notice or cure period granted to the Borrower under the Credit Agreement), in each case which is due and payable or otherwise required by the Borrower on or before August 1, 2001 and which has not been funded by the Borrower in accordance with the Loan Documents (without giving effect to any grace, notice or cure period granted to the Borrower under the Credit Agreement). With respect to such Debt Service which is due and payable on or before August 1, 2001, such Cash Equity Contributions shall be made by the Sponsors on or before the date that such amount is due and payable under the Loan Documents, in each case without giving effect to any grace, notice or cure period granted to the Borrower thereunder. With respect to amounts reasonably required by the Borrower to perform in all material respects its covenants in the first four sentences of Section 7.1.3 of the Credit Agreement, such Cash Equity Contributions shall be made within three Business Days after request therefor has been made by the Borrower, without giving effect to any grace, notice or cure period granted to the Borrower under the Loan Documents."

ARTICLE 2

RATIFICATION AND REAFFIRMATION

    SECTION 2.1  Ratification and Reaffirmation.  This Second Amendment to Keep-Well Agreement shall be deemed to be an amendment to the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement, and the Keep-Well Agreement, as amended by the First Amendment to Keep-Well Agreement and this Second Amendment to Keep-Well Agreement, shall continue in full force and effect and is hereby ratified, approved and confirmed in each and every respect.

ARTICLE 3

CONDITIONS PRECEDENT AND COVENANT

    SECTION 3.1  Conditions to Effectiveness.  The amendments in Section 1.1 of this Second Amendment to Keep-Well Agreement shall become effective on the date (the "Effective Date") on which each of the following conditions precedent shall have been satisfied.

      (a)  Execution of Documents.  The Administrative Agent shall have received counterparts of (i) this Second Amendment to Keep-Well Agreement executed by an Authorized Representative of the parties hereto, (ii) the Ratification of LCI Subsidiary Guaranty executed by the Authorized Representatives of the Subsidiary Guarantors and LCI, (iii) the Seventh Amendment to Credit Agreement executed by Authorized Representatives of the Borrower and the Administrative Agent and (iv) all documentation required by Section 3.1 of the Seventh Amendment to Credit Agreement.

      (b)  Seventh Amendment to Credit Agreement.  The Seventh Amendment to Credit Agreement shall have become effective in accordance with its terms.

      (c)  Incumbency, etc.  The Administrative Agent shall have received (with copies for each Lender) a certificate, dated as of the Effective Date, of an Authorized Representative of each Sponsor certifying

        (i)  as to the incumbency and signatures of the Person or Persons authorized to execute and deliver this Second Amendment to Keep-Well Agreement and any instruments or agreements required hereunder,

        (ii) as to an attached copy of one or more resolutions or other authorizations of the Sponsors certified by the Authorized Representative of each such Sponsor as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Second Amendment to Keep-Well Agreement and any instruments or agreements required hereunder, and

        (iii) that the Organizational Documents of such Sponsor have not been modified since the date on which they were last delivered to the Administrative Agent,

  upon which certificate the Administrative Agent and the Lenders (collectively, the "Financing Parties") may conclusively rely until the Administrative Agent has received a further certificate of an Authorized Representative of such Sponsor canceling or amending such prior certificate.

      (c)  Fees.  All reasonable fees and costs and expenses of Mayer, Brown & Platt and other professionals employed by the Administrative Agent and all other reasonable expenses of the Administrative Agent in connection with the negotiation, execution and delivery of this Second Amendment to Keep-Well Agreement and the transactions contemplated herein shall have been paid in full.

      (d)  Satisfactory Legal Form.  Each Financing Party and its counsel shall have received all information, approvals, opinions, documents or instruments as each Financing Party or its counsel may have reasonably requested, and all documents executed or submitted pursuant hereto by or on behalf of each Sponsor shall be reasonably satisfactory in form and substance to each Financing Party and its counsel.

      (e)  Default.  After giving effect to this Second Amendment to Keep-Well Agreement and the Seventh Amendment to Credit Agreement the following statements shall be true and correct: (i) to the best knowledge of each Sponsor, no act or condition exists which, with the giving of notice or passage of time would constitute a "Default" or "Event of Default" (as defined in the Credit Agreement, the GECC Facilities Agreement and Discount Note Indenture) has occurred and is continuing as of the date hereof and (ii) no material adverse change in (A) the financial condition, business, property, prospects or ability of the Sponsors or the Borrower to perform in all material respects its respective obligations under any Operative Document or any of the documents evidencing and securing the FF&E Financing to which it is a party or (B) the financial condition, business, property, prospects and ability of any other Aladdin Party or, to the best knowledge of such Sponsor, LCNI to perform in all material respects its obligations under any Operative Document to which it is a party has occurred since the Closing Date.

      (f)  Consents and Approvals.  All approvals and consents required to be taken, given or obtained, as the case may be, by or from any Governmental Instrumentality or another Person, or by or from any trustee (including, without limitation, GECC and the Discount Note Indenture Trustee) or holder of any indebtedness or obligation of the Borrower or the Sponsor, that are necessary or, in the reasonable opinion of the Administrative Agent, advisable in connection with the execution, delivery and performance of this Second Amendment to Keep-Well Agreement by all parties hereto, shall have been taken, given or obtained, as the case may be, shall be in full force and effect and the time for appeal with respect to any thereof shall have expired (or, if an appeal shall have been taken, the same shall have been dismissed) and shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

      (g)  Delivery of Second Amendment to Keep-Well Agreement.  The Sponsor shall have delivered this Second Amendment to Keep-Well Agreement to all Persons entitled thereto under the Operative Documents to receive delivery hereof.

      (h)  Opinions.  The Administrative Agent shall have received such opinions of counsel as it deems necessary, dated as of the Effective Date and addressed to the Administrative Agent and the Lenders which shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

    In order to induce each Financing Party to enter into this Second Amendment to Keep-Well Agreement, each Sponsor, as to itself, reaffirms, as of the Effective Date, its representations and warranties contained in the Keep-Well Agreement (as amended by the First Amendment to Keep-Well Agreement and this Second Amendment to Keep-Well Agreement) and additionally represents and warrants, as to itself, unto each Financing Party as set forth in this Article IV.

    SECTION 4.1  Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by each Sponsor of this Second Amendment to Keep-Well Agreement and each other document executed or to be executed by it in connection with this Second Amendment to Keep-Well Agreement are within such Sponsor's powers, have been duly authorized by all necessary action, and do not

  (a)
  contravene such Sponsor's Organizational Documents;
  (b)
  contravene any contractual restriction binding on or affecting such Sponsor;
  (c)
  contravene any court decree or order or Legal Requirement binding on or affecting such Sponsor; or
  (d)
  result in, or require the creation or imposition of, any Lien on any of such Sponsor's properties except as expressly contemplated by the Operative Documents,

and the Financing Parties may conclusively rely on such representation and warranty.

    SECTION 4.2  Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Sponsor of this Second Amendment to Keep-Well Agreement or any other document to be executed by it in connection with this Second Amendment to Keep-Well Agreement.

    SECTION 4.3  Validity, etc.  This Second Amendment to Keep-Well Agreement constitutes the legal, valid and binding obligations of the Sponsors enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

    SECTION 4.4  Limitation.  Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Keep-Well Agreement, as amended by the First Amendment to Credit Agreement and this Second Amendment to Credit Agreement and each other Operative Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment or modification of any other term or provision of the Keep-Well Agreement or other Instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents, the Lenders, GECC or the Discount Note Indenture Trustee.

    SECTION 4.5  Offsets and Defenses.  The Sponsors have no offsets or defenses to their obligations under the Loan Documents to which they are a party and no claims or counterclaims against any of the Agents or the Lenders.

ARTICLE 5

MISCELLANEOUS PROVISIONS

    SECTION 5.1  Headings.  The various headings of this Second Amendment to Keep-Well Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Second Amendment to Keep-Well Agreement or any provisions hereof.

    SECTION 5.2  Applicable Law.  THIS SECOND AMENDMENT TO KEEP-WELL AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT TO KEEP-WELL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE.

    SECTION 5.3  Cross-References.  References in this Second Amendment to Keep-Well Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Second Amendment to Keep-Well Agreement.

    SECTION 5.4  Operative Document.  This Second Amendment to Keep-Well Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

    SECTION 5.5  Successors and Assigns.  This Second Amendment to Keep-Well Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 5.6  Counterparts.  This Second Amendment to Keep-Well Agreement may be executed by the parties hereto in any number of counterparts and on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Keep-Well Agreement as of the day and year first above written.

ALADDIN BAZAAR HOLDINGS, LLC

By:

Name:
Title:

ALADDIN HOLDINGS, LLC

By:

Name:
Title:

THE TRUST UNDER ARTICLE SIXTH UNDER THE WILL OF SIGMUND SOMMER

By:

Name:
Title: Trustee

By:

Name:
Title: Trustee

LONDON CLUBS INTERNATIONAL PLC

By:

Name:
Title:

THE BANK OF NOVA SCOTIA, as the Administrative Agent

By:

Name:
Title:

QuickLinks

SECOND AMENDMENT TO KEEP-WELL AGREEMENT
SECOND AMENDMENT TO KEEP-WELL AGREEMENT
W I T N E S S E T H
ARTICLE 1 AMENDMENTS
ARTICLE 2 RATIFICATION AND REAFFIRMATION
ARTICLE 3 CONDITIONS PRECEDENT AND COVENANT
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
ARTICLE 5 MISCELLANEOUS PROVISIONS